                                                    CONSENT OF INDEPENDENT AUDITORS

We consent to the  incorporation  by reference in this Annual Report (Form 10-K) of SBC  Communications  Inc. (SBC) of our report dated
February  9, 2004  (except  for Note 17,  as to which  the date is  February  19,  2004),  included  in the 2003  Annual  Report to the
Shareowners of SBC.

Our audits also included the financial  statement  schedules of SBC listed in Item 15(a). These schedules are the responsibility of SBC's management.  Our responsibility is to express an opinion based on our audits. In our opinion,  the financial  statement schedules referred to above,  when  considered in relation to the basic  financial  statements  taken as a whole,  present fairly in all material respects the information set forth therein.

We consent to the  incorporation by reference in the Registration  Statements (Form S-8) pertaining to the SBC Savings Plan and the SBC
Savings and  Security  Plan and other  certain  plans (Nos.  333-101433  and  333-11026),  the Stock  Savings  Plan (Nos.  33-54291 and
333-34062),  the 1992 Stock  Option  Plan (No.  33-49855),  the 1995  Management  Stock  Option  Plan  (Nos.  33-61715,  333-49343  and
333-95887),  the 1996 Stock and Incentive Plan and the 2001 Incentive Plan (Nos.  333-30669 (1996 Plan only) and  333-54398),  the 2001
Stock Option Grant to  Bargained-for  and Certain Other  Employees  (No.  333-58332),  and in the  Registration  Statements  (Form S-3)
pertaining to SBC Communications  Inc. (Nos.  333-36926 and 333-105774) and in the related  prospectuses,  of our report dated February
9, 2004  (except for Note 17, as to which the date is  February  19,  2004),  with  respect to the  consolidated  financial  statements incorporated  herein by  reference,  and our report  included  in the  preceding  paragraph  with  respect to the  financial  statement schedules included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
San Antonio, Texas
March 8, 2004